SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 25, 1999
                        (Date of earliest event reported)



                                DCAP Group, Inc.
               (Exact name of Registrant as specified in charter)



     Delaware                        0-1665                   36-2476480
(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
incorporation)                                       Number)

                 90 Merrick Avenue, East Meadow, New York 11554
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 794-6300

                               EXTECH Corporation
                   (Former Name, if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired.

               (i) Combined Balance Sheet of the DCAP Companies as of December 31, 19981.

               (ii) Combined  Statement of Operations of the DCAP  Companies for
                    the fiscal year ended December 31, 19981.

               (iii)Combined  Statement of Cash Flows of the DCAP  Companies for
                    the fiscal year ended December 31, 19981.

               (iv) Combined  Statement  of  Stockholders'  Deficit  of the DCAP
                    Companies for the fiscal year ended December 31, 19981.

               (v) Notes to Combined Financial Statements of the DCAP Companies for the fiscal year ended December 31, 19981.

               (vi) Combined Balance Sheet of the DCAP Companies as at  December
                    31, 19971.

               (vii)Combined  Statement of Operations of the DCAP Companies for
                    the fiscal year ended December 31, 19971.

               (viii) Combined  Statement of Shareholders'  Deficit of the DCAP
                    Companies  for the fiscal year ended  December 31, 19971.

               (ix) Combined  Statement of Cash Flows of the DCAP Companies for
                    the fiscal year ended December 31, 19971.

               (x) Notes to Combined Financial Statements of the DCAP Companies for the fiscal year ended December 31, 19971.

         (b) Pro Forma Financial Information.

               (i) Pro Forma Condensed Consolidated Balance Sheet of the Company as of December 31, 19981.

               (ii) Pro Forma Condensed  Consolidated Statement of Income of the
                    Company for the fiscal year ended December 31, 19981.

         (c) Exhibits.

               2.1 Agreement dated as of May 8, 1998 by and among the Company, Morton L. Certilman, Jay M. Haft, Kevin Lang and Abraham Weinzimer (including Schedules A and B and exhibits thereto), as amended2.

--------

1  Filed herewith.

2 Included as Appendix A to the Company's definitive Proxy Statement dated February 9, 1999 (File No. 0-1665) and incorporated herein by reference.

                            DEALERS CHOICE AUTOMOTIVE
                                 PLANNING, INC.
                            AND AFFILIATED COMPANIES


COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 1998

                            DEALERS CHOICE AUTOMOTIVE
                                 PLANNING, INC.
                            AND AFFILIATED COMPANIES


COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 1998

DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
AND AFFILIATED COMPANIES

CONTENTS


Report of Independent Accountants                                        1


Combined Financial Statements:

     Combined Balance Sheet                                              2

     Combined Statement of Operations                                    3

     Combined Statement of Cash Flows                                    4

     Combined Statement of Stockholders' Deficit                         5

     Notes to Combined Financial Statements                           6 - 12

Report of Independent Accountants



Board of Directors
Dealers Choice Automotive Planning, Inc.
East Meadow, New York


We have audited the accompanying combined balance sheet of Dealers Choice Automotive Planning, Inc. and Affiliated Companies as of December 31, 1998, and the related combined statements of operations, cash flows and stockholders' deficit for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Dealers Choice Automotive Planning, Inc. and Affiliated Companies as of December 31, 1998, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The combined financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, and has a stockholders' deficit and negative working capital. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ Margolin, Winer & Evans LLP


May 14, 1999, except for
Notes 1 and 13, as to which
the date is June 10, 1999

DEALERS CHOICE AUTOMOTIVE PLANNING, INC. AND
AFFILIATED COMPANIES

COMBINED BALANCE SHEET

December 31,                                                                                                 1998
------------                                                                                                 ----

ASSETS
Current Assets:
         Cash                                                                                           $    7,246
         Commissions receivable from insurance companies                                                   283,209
         Current portion of note receivable (Note 3)                                                        20,638
         Prepaid expenses and other current assets                                                          50,503
                                                                                                            ------
Total Current Assets                                                                                       361,596

Property and Equipment - net of accumulated depreciation
         and amortization of $1,727,921 (Notes 4, 6 and 7)                                               1,324,401
Note Receivable, net of current portion (Note 3)                                                            36,238
Due from Stockholders (Note 5)                                                                             379,583
Deposits and Other Assets                                                                                   67,401
                                                                                                            ------
Total Assets                                                                                            $2,169,219
                                                                                                        ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
         Current portion of:
                  Long-term debt (Note 6)                                                               $   43,233
                  Obligations under capital leases (Note 7)                                                284,111
                                                                                                           -------
                                                                                                           327,344
         Notes Payable - DCAP Group, Inc. (Note 8)                                                         782,000
         Note payable - bank (Note 9)                                                                      170,000
         Accounts payable and accrued expenses                                                           1,177,444
         Deferred revenue                                                                                  197,982
         Cash overdraft                                                                                    143,993
         Premiums payable                                                                                  159,543
         Income taxes payable                                                                               42,684
         Other current liabilities                                                                           6,094
                                                                                                             -----
Total Current Liabilities                                                                                3,007,084

Long-Term Debt - net of current portion (Note 6)                                                           306,815
Obligations Under Capital Leases - net of current portion (Note 7)                                         327,354
Due to Stockholders                                                                                         31,800
Deferred Revenue                                                                                            39,650
                                                                                                            ------
Total Liabilities                                                                                        3,712,703

Commitments and Contingencies (Note 12)                                                                        -

Minority Interest in Affiliated Companies (Note 10)                                                        898,026

Stockholders' Deficit                                                                                   (2,441,510)
                                                                                                        ----------
Total Liabilities and Stockholders' Deficit                                                             $2,169,219
                                                                                                        ==========
The accompanying notes are an integral part of this combined statement.

DEALERS CHOICE AUTOMOTIVE PLANNING, INC. AND
AFFILIATED COMPANIES

COMBINED STATEMENT OF OPERATIONS

Year Ended December 31,                                                                                      1998
-----------------------                                                                                      ----

Revenue:
         Commissions                                                                                    $4,477,059
         Fees and other (including franchising income of $598,046)                                       3,391,836
                                                                                                         ---------
Total Revenue                                                                                            7,868,895

Operating Expenses:
         Selling                                                                                         2,599,263
         General and administrative                                                                      6,204,490
         Depreciation and amortization                                                                     453,345
                                                                                                           -------
Total Operating Expenses                                                                                 9,257,098
                                                                                                         ---------
Loss From Operations                                                                                    (1,388,203)

Other Income (Expenses):
         Gain on sale of book of business (Note 3)                                                          80,870
         Net loss on disposition of assets                                                                 (35,894)
         Interest                                                                                         (253,489)
                                                                                                          --------
Loss Before Income Taxes                                                                                (1,596,716)

Provision for Income Taxes (Note 11)                                                                       113,061
                                                                                                           -------
Loss Before Minority Interest                                                                           (1,709,777)

Minority Interest in Affiliated Companies                                                                 (281,727)
                                                                                                          --------
Net Loss                                                                                               $(1,428,050)
                                                                                                       ===========
The accompanying notes are an integral part of this combined statement.

DEALERS CHOICE AUTOMOTIVE PLANNING, INC. AND AFFILIATED COMPANIES

COMBINED STATEMENT OF CASH FLOWS

Year Ended December 31,                                                 1998
-----------------------                                                 ----

Cash Flows from Operating Activities:
  Net loss                                                        $(1,428,050)
  Adjustments to reconcile net loss to net cash
       used in operating activities:
     Depreciation and amortization                                    453,345
     Gain on sale of book of business                                 (80,870)
     Net loss on disposition of assets                                 35,894
     Decrease in commissions receivable from
       insurance companies                                            264,852
     Decrease in prepaid expenses and other current assets             10,736
     Increase in deposits and other assets                             (3,389)
     Decrease in deferred taxes                                        42,700
     Increase in accounts  payable and accrued  expenses              579,729
     Increase in premiums payable                                     137,234
     Increase in income taxes payable and other liabilities            11,669
     Decrease in deferred revenue                                     (81,784)
                                                                      -------
   Net Cash Used in Operating Activities                              (57,934)
                                                                     -------
Cash Flows from Investing Activities:
   Acquisition of property and equipment                              (96,992)
   Proceeds from sale of book of business                              85,000
   Proceeds from disposition of assets                                 31,489
   Increase in note receivable                                        (65,000)
   Repayment of note receivable                                         8,124
   Increase in due from stockholders                                  (24,737)
   Decrease in due from related companies                              76,455
                                                                       ------

   Net Cash Provided by Investing Activities                           14,339
                                                                       ------
Cash Flows from Financing Activities:
   Principal payments under capital lease obligations                (274,427)
   Increase in notes payable - DCAP Group, Inc.                       457,000
   Increase in long-term debt                                          25,000
   Principal payments of long-term debt                               (97,712)
   Decrease in note payable - bank                                    (25,195)
   Shareholder contributions to capital                               106,113
   Decrease in minority interest in affiliated companies             (281,727)
   Increase in cash overdraft                                         141,789
                                                                      -------
   Net Cash Provided by Financing Activities                           50,841
                                                                       ------
Net Increase in Cash                                             $      7,246

Cash - beginning of year                                                  -
                                                                       ------
Cash - end of year                                               $      7,246
                                                                       ======

Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest                                         $    177,293
  Cash paid for income taxes                                           64,786

Supplemental Disclosure of Noncash Investing and
    Financing Activities:
  During 1998, the withdrawal of certain minority stockholders resulted in an increase in stockholders' equity and a corresponding decrease in minority interest in affiliated companies int he amount of $1,619.

  During 1998, certain stockholders contributed to capital loans payable to them in the amount of $48,000.

The accompanying notes are an integral part of this combined statement.

DEALERS CHOICE AUTOMOTIVE PLANNING, INC. AND
AFFILIATED COMPANIES

COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT

Year Ended December 31, 1998
--------------------------------------------------------------------------------
                                         Common           Paid-in        Accumulated        Treasury
                                         Stock            Capital         Deficit            Stock         Total
                                         -----            -------         -------            -----         -----

Balance - January 1, 1998                $32,583         $326,199        $(1,432,402)       $(95,572)    $(1,169,192)

Contributions to Capital                     -            154,113                -               -           154,113

Net loss                                     -                -           (1,428,050)            -        (1,428,050)

Withdrawal of
   Minority Interests                        650          185,800           (184,831)            -             1,619
                                          ------          -------         ----------         -------       ---------

Balance -
   December 31, 1998                     $33,233         $666,112        $(3,045,283)       $(95,572)    $(2,441,510)
                                         =======         ========        ===========        ========     ===========



The accompanying notes are an integral part of this combined statement.

DEALERS CHOICE AUTOMOTIVE PLANNING, INC. AND
AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Oraganization Nature of business - Dealers Choice Automotive Planning, and Financial Inc. ("DCAP") and Affiliates (collectively, the "Company")
   Statement        operates a network of retail offices  engaged in the sale of
   Presentation     retail   auto,   motorcycle,   boat,   life,   business  and
                    homeowner's insurance. The Company also realizes revenue from franchise fees, the sale of automobile club memberships and income tax preparation.

                    Combination - The combined financial statements include the accounts of DCAP; DCAP Management Corp. (the franchisor of twenty-eight DCAP locations); and three entities performing income tax and motor club services. All of these entities have common ownership. In addition, the combined financial statements include thirty-five affiliates. As used herein, an affiliate is an agency operating a retail office under the DCAP name, where the shareholders of the above entities own at least fifty percent of the stock of the agency. All significant intercompany transactions and balances have been eliminated in combination.

                    Going concern - The Company's financial statements have been prepared assuming that the Company will continue as a going concern. Over the past several years, the Company has suffered recurring losses from operations and as of December 31, 1998 has a stockholders' deficit of $2,441,510 and negative working capital of $2,645,488. For the past few years the Company has relied on loans and the sales of books of business to supplement operating revenue and meet its working capital needs. Management believes that the additional cash infusion from DCAP Group, Inc. (formerly Extech Corporation) ("DCAP Group") in February 1999 together with approximately $1.44 million in net proceeds DCAP Group raised in June 1999 in a private placement will be sufficient to meet the Company's cash flow needs for the coming year (see Note 13). Ultimately, the Company's ability to continue as a going concern is dependent on its ability to return to profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of       Revenue  recognition  - The  Company  recognizes  commission
   Significant      revenue  from  insurance  policies at the  beginning  of the
   Accounting       contract period, on income tax preparation when the services
   Policies         are completed  and on automobile  club dues equally over the contract  period.  Franchise  fee  revenue  received by DCAP
                    Management  Corp. is recognized when  substantially  all the
                    Company's  contractual   requirements  under  the  franchise
                    agreement are completed. Refunds of commissions on the cancellation of insurance policies are reflected at the time of cancellation.

                    Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                    Property and equipment - Property and equipment are stated at cost. Depreciation and amortization are computed by the straight-line method based on the estimated useful lives of the related assets or the shorter of the lease terms or useful life for the leasehold improvements.

                    The useful lives of property and equipment for purposes of computing depreciation are:

                        Computer hardware and software     5 years
                        Office equipment  5 years
                        Transportation equipment and
                                 entertainment facility    5 - 10 years
                        Office furniture and fixtures      7 years
                        Leasehold improvements     Term of related lease

                    Maintenance and repairs are charged to operations when incurred. Betterments and major renewals or replacements are capitalized. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

                    Advertising  - The Company  expenses all  advertising  costs
                    when  incurred.   Advertising   expense  was   approximately
                    $722,000 in 1998.

                    Income taxes - Income taxes are accounted for under Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. Statement No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Under Statement No. 109, the effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                    Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. Note Receivable  In  June  1998,  the  Company  sold  all  potential   future
                    commissions on renewal policies belonging to one of its stores for $85,000. The Company received $20,000 in cash and a note for $65,000 which is payable in monthly installments of $2,037, including interest at 8.0%, through June 30, 2001.

4. Property and     Property and equipment consist of:
   Equipment
                       Computer hardware and software                $1,324,802
                       Office equipment                                 197,110
                       Transportation equipment                          31,047
                       Office furniture and fixtures                    706,665
                       Entertainment facility                           200,538
                       Leasehold improvements                           592,160
                                                                        -------
                                                                      3,052,322
                       Less accumulated depreciation
                         and amortization                             1,727,921
                                                                      ---------

                                                                     $1,324,401
                                                                     ==========

5. Due From         Amounts  due  from   stockholders   consist   primarily   of
   Stockholders     non-negotiable promissory notes due from the stockholders of
                    DCAP. The notes are due on December 31, 2003, together with accrued interest at the rate of 6.6% per annum. Interest income accrued on such notes for the year ended December 31, 1998 amounted to approximately $22,000.

6. Long-Term Debt   Long-term debt consists of the following:

                    Notes payable to former stockholders, due in
                      monthly installments aggregating $3,178,
                      including interest at rates ranging from 6%
                      to 10%, maturing at varying dates through
                      September 2002.                                $   90,391

                    Note payable to franchisee, due in varying

                       monthly installments ranging from $1,700
                       to $2,000 per month through April 2003,
                       including interest at approximately 24%
                       per annum.                                    $   65,243

                    Mortgage payable, due in monthly installments of
                       $1,803, including interest at 8.99%, maturing
                       in May 2017.  The obligation is collateralized
                       by the Company's entertainment facility which
                       has a net book value of $170,457 as of
                       December 31, 1998.                               194,414
                                                                        -------
                                                                        350,048

                    Less current portion                                 43,233
                                                                         ------

                                                                     $  306,815
                                                                     ==========

                    The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1998 are as follows:

                    Years ending December 31:

                          1999                                       $   43,233
                          2000                                           50,398
                          2001                                           39,049
                          2002                                           35,231
                          2003                                           13,846
                          Thereafter                                    168,301
                                                                        -------

                                                                     $  350,058
                                                                     ==========

7.  Capitalized     Included in property and equipment are the following  assets
    Leases          held under capital leases:

                    Computer hardware and software                   $1,051,646
                    Office equipment                                    168,444
                    Transportation equipment                             31,047
                                                                         ------
                                                                      1,251,137
                                                                      ---------
                    Less accumulated amortization                       730,677
                                                                        -------

                                                                     $  520,460
                                                                     ==========

                    Minimum future lease payments for assets under capital leases at December 31, 1998 are as follows:

                        Years ending December 31:

                            1999                                        362,765
                            2000                                        255,021
                            2001                                         94,517
                            2002                                         11,697
                            2003                                          6,908
                            Thereafter                                    1,151
                                                                          -----
                    Total minimum lease payments                        732,059
                    Less amount representing interest                   120,594
                                                                        -------
                    Present value of net minimum lease payments         611,465
                    Less current maturities                             284,111
                                                                        -------
                    Long-term obligation                                327,354
                                                                        =======

                    Interest rates on capitalized leases vary from 7.0% to 28.3%.

8. Notes Payable - During the period from November 1997 through December 1998, DCAP Group, Inc. the Company was advanced a total of $782,000 by DCAP Group.
                    The borrowings are evidenced by notes payable bearing interest at 10% per annum. As of the balance sheet date, the maturity of these notes had been extended to February 28, 1999, at which time they became demand notes. (See Note 13.)

                    Interest expense on these notes payable for the year ended December 31, 1998 amounted to $62,000 and is included in accrued expenses as of December 31, 1998.

9. Note Payable -   Note payable - bank consists of a 90 day note due January 1,
   Bank             1999  bearing  interest at 1.5% above the bank's  prime rate
                    (8.75% at December 31, 1998). The note was renewed upon maturity for an additional 45 days and was repaid utilizing a portion of the proceeds of the additional DCAP Group loans
                    (see Note 13).

10. Minority        The Company has opened  retail  offices under the DCAP name,
    Interest        with the  stockholders  of the  Company  owning no less than fifty percent of the new business entities. The minority stockholders are required to provide an initial capital investment to be used for working capital, equipment and store improvements. Typically, profits and losses are shared proportionately.

11. Income Taxes    Each of the companies  included in these combined  financial statements  files its own separate  income tax  returns.  In addition,  seventeen  of the  affiliates  have  elected  "S"
                    Corporation status and, accordingly, all items of income and
                    loss  from   these   corporations   pass   through   to  the
                    shareholders for federal and state tax purposes.

                    The provision for income taxes for the year ended December 31, 1998 consists of federal and state tax provisions for those members of the combined group who had income in 1998, minimum state tax provisions for loss companies, and the reversal of net deferred tax assets in the amount of $42,700, which existed at the beginning of the year.

                    Deferred tax assets at December 31, 1998 are comprised of the following:

                    Net operating loss carryovers                      $432,300
                    Cash versus accrual reporting for
                      tax return purposes                               284,700
                                                                        -------
                    Total deferred tax asset                            717,000
                    Less valuation allowance                           (717,000)
                                                                       --------
                    Net deferred tax asset                            $     -
                                                                      =========

                    The Company has recorded a valuation allowance amounting to the entire deferred tax asset balance because the Company's financial condition and its lack of a history of consistent earnings give rise to uncertainty as to whether the deferred tax asset is realizable. In addition, as a result of the Company's change in ownership in February 1999 (see Note
                    13), any future benefit of net operating losses existing at the time of the change in ownership will be severely limited under applicable sections of the Internal Revenue Code and the regulations thereunder.

12. Commitments     Operating  leases - The Company  and each of its  affiliates
    and             lease  office  space under  noncancelable  operating  leases
    Contingencies   expiring at various dates through the year 2006. Many of the leases include additional rent for real estate taxes and other operating expenses. The minimum future rentals under lease commitments for leased facilities and office equipment are as follows:

                                                     Total         Facilities     Equipment
                                                     -----         ----------     ---------
                    Years ending December 31,

                       1999                       $  669,218       $  641,830      $ 27,388
                       2000                          574,786          556,803        17,983
                       2001                          522,790          520,905         1,885
                       2002                          454,833          454,833           -
                       2003                          323,421          323,421           -
                       Thereafter                    369,616          369,616           -
                                                   ---------          -------        ------
                       Total                      $2,914,664       $2,867,408      $ 47,256
                                                  ==========       ==========      ========

                    Rent   expense  for  the  year  ended   December   31,  1998
                    approximated $820,000.

                    Litigation - In November 1996, an action was commenced in the United States District Court for the Eastern District of Pennsylvania by Regent National Bank ("Regent") against the Company alleging that the Company breached a contract in connection with Regent's agreement to provide funding to finance the purchase of automobile insurance for customers of the Company. Regent claims the Company is liable to it for the losses that Regent allegedly suffered as a result of unpaid loans made through the Company. Regent claims damages of $825,000. The Company has interposed several affirmative defenses and has asserted counterclaims in the amount of $40,000 against Regent for breach of contract and fraud. Inasmuch as the outcome of these matters cannot presently be determined, no provision for any liability has been made in the financial statements. The Company intends to continue to defend and pursue its counterclaim vigorously. In March 1997, the Company brought a separate action against, among others, Regent in the Supreme Court of the State of New York alleging, among other things, breach of contract, negligence and fraud and seeking damages of at least $2,000,000 as well as punitive damages in the amount of $2,000,000. Such action has been stayed pending the resolution of the Pennsylvania action.


13. Subsequent      In February 1999,  pursuant to an agreement  entered into in
    Events          May 1998,  the  stockholders  of DCAP exchanged all of their stock in the Company for 3,300,000 shares of common stock of DCAP Group, a publicly traded company.

                    Concurrent with the exchange, DCAP Group issued additional common stock to an unrelated party in consideration of $1 million, of which $920,000 was then advanced to the Company as additional loans.

                    In June 1999, DCAP Group issued common stock and warrants in
                    a  private   placement   and   received   net   proceeds  of
                    approximately $1.44 million.

                                 DEALERS CHOICE
                            AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES

                               FINANCIAL STATEMENT

                                DECEMBER 31, 1997

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Dealers Choice Automotive Planning, Inc.
 and Affiliated Companies
East Meadow, New York



     We have audited the accompanying Combined Balance Sheet of Dealers Choice Automotive Planning, Inc. and Affiliated Companies as of December 31, 1997 and the related Combined Statements of Operations, Stockholder's Equity and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dealers Choice Automotive Planning, Inc. and Affiliated Companies as of December 31, 1997 and the results of its operations for the year 1997 in conformity with generally accepted accounting principles.

     The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses, has a capital deficit and has negative working capital. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. While the Company plans to raise additional capital, there can be no assurance that such efforts will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ Deutsch, Marin & Company, LLP



Uniondale, New York
January 20, 1999

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                             COMBINED BALANCE SHEET
                             AS AT DECEMBER 31, 1997



                                     ASSETS

Current Assets
  Accounts receivable (Note 1)                                       $  548,061
  Prepaid expenses and other current assets                              61,239
                                                                         ------
      Total Current Assets                                              609,300

Fixed assets (Notes 1,2)                                              1,752,267

Due from related companies (Note 3)                                      76,455
Loan receivable - shareholders                                          352,346
Loan receivable - minority shareholders (Note 3)                          2,500
Deferred taxes (Note 1)                                                  92,500
Deposits and other assets                                                64,012
                                                                      ---------
                                                                     $2,949,380
                                                                      =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Current portion of long-term debt (Note 4)                         $  334,641
  Notes payable - Extech Corporation (Note 5)                           325,000
  Notes payable - other (Note 6)                                        230,583
  Cash overdraft                                                          2,204
  Accounts payable and accrued expenses                                 597,715
  Premiums payable                                                       22,309
  Income taxes payable (Note 9)                                          37,109
                                                                      ---------
      Total Current Liabilities                                       1,549,561

Long-term debt (Note 4)                                                 938,623
Loans payable - minority shareholders (Note 3)                           79,800
Deferred revenue                                                        319,416
Deferred income taxes (Note 1)                                           49,800

Commitments and contingencies (Note 10)                                    -

Minority interest in affiliated companies (Note 7)                    1,181,372

Shareholders' Equity (Deficit) (Note 11)                             (1,169,192)
                                                                      ----------
                                                                     $2,949,380
                                                                     ==========


    The accompanying notes are an integral part of these combined statements

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                        COMBINED STATEMENT OF OPERATIONS
                           FOR THE CALENDAR YEAR 1997



Revenue
  From - commissions                                                 $4,966,158
       - fees and other                                               3,580,142
                                                                      ---------
      Total Revenue                                                   8,546,300

Operating Expenses
  Selling                                                             2,649,304
  General and administrative                                          5,933,658
  Depreciation and amortization                                         452,158
                                                                      ---------

      Total Operating Expenses                                        9,035,120
                                                                      ---------
Net Operating (Loss) for Year Before
        Other Income/Expense                                         (  488,820)

  Sale of book of business (Note 8)                                     535,334
  Interest expense                                                       67,461
                                                                      ---------
Net (Loss) for Year Before Provision
          for Income Taxes                                           (   20,947)

  Provision for income taxes (Note 9)                                    43,988
                                                                      ---------

Net (Loss) for Year Before Minority Interest                         (   64,935)

  Minority interest in affiliated companies                          (   83,712)
                                                                      ---------

Net Income for Year                                                  $   18,777
                                                                      =========




    The accompanying notes are an integral part of these combined statements

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                   COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT
                           FOR THE CALENDAR YEAR 1997



                                    Common        Paid in        Accumulated    Treasury
                                     Stock        Capital          Deficit       Stock          Total
                                     -----        -------          -------       -----          -----
Balance - January 1, 1997           33,417        326,199      ( 1,435,979)    ( 47,000)     ( 1,123,363)
  Issuance of stock                    666           -                -            -                 666
  Redemption of stock              ( 1,500)          -                -        ( 48,572)     (    50,072)
  Net income for year                 -              -              18,777         -              18,777
  Dividends                           -              -         (    15,200)        -         (    15,200)
                                   -------       --------      -----------     --------      -----------

Balance - December 31, 1997        $32,583       $326,199      ($1,432,402)    ($95,572)     ($1,169,192)
                                   =======       ========      ===========     ========      ===========


    The accompanying notes are an integral part of these combined statements



                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                        COMBINED STATEMENT OF CASH FLOWS
                           FOR THE CALENDAR YEAR 1997


Cash Flows from Operating Activities:
  Net income for year                                                 $  18,777
  Adjustments to reconcile net income to net
   Cash provided by operating activities:
    Depreciation and amortization                                       452,158
    Deferred taxes                                                    (  11,738)
    Changes in assets and liabilities:
       Accounts receivable                                            (  50,983)
       Prepaid expenses and other assets                              (   7,011)
       Deposits                                                       (   9,700)
       Accounts payable and accrued expenses                          (  57,142)
       Premiums payable                                               ( 117,485)
       Deferred revenue and taxes                                     (  77,229)
       Income taxes payable                                           (  10,012)
                                                                       --------

        Net cash provided by operating activities                       129,635
                                                                       --------

Cash Flows from Investing Activities:
  (Redemption) of stock                                               (  49,406)
  Purchase of fixed assets                                            ( 417,582)
  Dividends                                                           (  15,200)
  Increase in minority interest in
   affiliated companies                                                 116,101
                                                                       --------
        Net cash (used in) investing activities                       ( 366,087)
                                                                       --------

Cash Flows from Financing Activities:
  (Increase) due from related companies                               (  32,922)
  Decrease in loan receivable - shareholders                          ( 150,151)
  Increase in loan payable - minority shareholders                        2,500
  Increase of long-term debt                                             98,663
  Increase in notes payable                                             386,410
                                                                       --------

        Net cash provided by financing activities                       304,500
        -----------------------------------------                      --------

Net Changes in Cash Equivalents                                          68,048

Cash overdraft - January 1, 1997                                      (  70,252)
                                                                       --------

Cash overdraft - December 31, 1997                                    ($  2,204)
                                                                       ========


      Supplemental Disclosure of Cash Flow Information
       Cash paid during the year for:
          Interest                                                     $ 39,984
                                                                       ========
          Taxes                                                        $ 48,735
                                                                       ========


    The accompanying notes are an integral part of these combined statements

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997





Note 1:  -     Business Activities and Significant Accounting Policies

                    Business  Activities - Dealers Choice  Automotive  Planning,
               Inc. (the Company), principally operates as a network of retail offices, engaged in the sale of retail auto, motorcycle, boat, life, business and homeowner's insurance, income tax preparation, and automobile club in the New York metropolitan area.

                    Going Concern - The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses for a number of years, and has negative working capital. The Company has relied on loans and the sale of its book of business to supplement operating revenues and sustain its working capital needs. Management believes that the additional cash infusion from the proposed transactions with Extech Corporation (see Notes 5 and 11) will be sufficient to meet its cash flow needs for the coming year. However, there can be no assurance that the transactions will be completed. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                    Principles   of   Combination   -  The  combined   financial
               statements include the accounts of the Company, DCAP Management Corp., the franchisor of twenty-seven (27) DCAP locations, four
               (4) corporations performing income tax, motor club, and premium financial services, and thirty-two (32) affiliates. An affiliated company is defined as an independent agency, operating a retail office under the DCAP name, where the shareholders of the Company own at least fifty (50%) percent of the agency. All significant Intercompany transactions and balances have been eliminated in the combination.

                    Use of Estimates - The  preparation of financial  statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Revenue  Recognition  - The  Company  recognizes  commission revenue from insurance policies at the beginning of the contract period, on income tax preparation when the services are completed, and on automobile club dues equally over the contract period. Franchise fee revenue received by DCAP Management Corp. is recognized at the time when it substantially completes all of its contractual requirements

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997





Note 1:  -        Business Activities and Significant Accounting Policies
                  (Continued)

               under the franchise agreement. Refunds of commissions on the cancellation of insurance policies are reflected at the time of cancellation and no reserves have been established since the total is immaterial.


                    Accounts   Receivable   -  A  majority   of  the   Company's
               receivables are derived from commissions earned from insurance companies. Concentration of credit risk with respect to its receivables is considered to be limited due to its regulated customer base. The Company's policy is not to establish an allowance for doubtful accounts, but rather to write off bad debts against earnings when an account is deemed uncollectible.

                    Fixed Assets and  Depreciation  - Property and equipment are stated at cost and are depreciated over the useful life of the assets on a straight line basis, starting with the date the asset is placed in service.

                    The  ranges of  estimated  useful  lives  used in  computing depreciation are as follows:

                           Computer hardware and software
                             and other office equipment                  5 years
                           Transportation equipment                      5 years
                           Office furniture and fixtures                 7 years
                           Leasehold improvements                   5 - 20 years

                    Property  sold or retired is  eliminated  from the asset and accumulated depreciation accounts in the year of disposition. Any differences between proceeds on disposition and undepreciated costs are reflected in other income.

                    Expenditures  for  ordinary  maintenance  repairs  and minor renewals which do not naturally extend the life of assets are charged against earnings when incurred. Additions and major renewals are capitalized.

                    Long-lived  Assets  -  Statement  of  Financial   Accounting
               Standards No. 121, "Accounting for Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" requires that long-lived assets be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amounts of the assets in question may not be recovered. This standard, adopted in 1996, did not have a material effect on the Company's result of operations, cash flows or financial position.

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997





Note 1:  -     Business Activities and Significant Accounting Policies
               (Continued)

                    Income  Taxes -  Deferred  tax assets  and  liabilities  are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for operating losses that are anticipated to be utilized in the future.

                    Advertising  Expense -  Advertising  costs are  expensed  as incurred. The total expense for 1997 approximated $835,400.


Note 2:  -     Fixed Assets

                    The summary of fixed assets and accumulated  depreciation is stated at cost and is as follows:


                                                   Accumulated       Net
                                        Cost       Depreciation      Value
                                        ----       ------------      -----
Office furniture and fixtures        $  786,845     $  505,730    $  281,115
Computer hardware and software
  and other office equipment          1,428,893        576,270       852,623
Leasehold improvements                  626,240        236,008       390,232
Boat                                    200,538         10,027       190,511
Transportation equipment                 53,980         16,194        37,786
                                     ----------     ----------    ----------

Total                                $3,096,496     $1,344,229    $1,752,267
                                     ==========     ==========    ==========


                    Depreciation expense is $448,540 for calendar year 1997.


Note 3:  -     Related Party Transactions

                    From time to time,  the  Company  will make  and/or  receive advances of working capital to/from related parties. The working capital advances are usually for short durations, without collateral and without interest. The Company allocates a portion of its operating expenses to the related party, based on management's estimate of expenses incurred.

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997





Note 3:  -     Related Party Transactions (Continued)

                    The  Company  has  also   advanced/received   funds  to/from
               stockholders of several of the affiliated companies. These loans are non-interest bearing, without a fixed maturity. Management has classified these loans as a noncurrent asset/liability.


Note 4:  -     Long-term Debt

                    Long-term debt is comprised as follows:


                  Capitalized equipment leases, pay-
                    able in monthly installments
                    maturing at various dates                          $885,892

                  Notes payable for acquisition of
                    transportation  equipment and
                    boat, payable in monthly installments,
                    maturing at various dates                           234,440

                  Notes payable for purchase of
                    treasury stock, payable in
                    monthly installments, maturing
                    at various dates                                     81,451

                  Loan for advance payment of franchise
                    fee,  payable in monthly installments,
                    maturing April 30, 2003                              71,481
                                                                      ---------

                                                                      1,273,264

                    Less: current maturities of
                      long-term debt                                    334,641
                                                                     ----------

                        Total                                        $  938,623
                                                                     ==========

                    The  capitalized  lease  obligations  and notes  payable are collateralized by the related equipment.

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


Note 4:  -     Long-term Debt (Continued)

                    Maturities of long-term debt,  including capital leases, for
               1998 to 2003 as of December 31, 1997 are as follows:

                               1998                          $  334,641
                               1999                             313,247
                               2000                             264,442
                               2001                             125,590
                               2002                              45,666
                               2003 and thereafter              189,678
                                                             ----------
                                                             $1,273,264
                                                             ==========


Note 5:  -     Notes Payable - Extech Corporation

                    November  26,  1997  Extech   Corporation   loaned  $325,000
               evidenced by a promissory note, bearing interest at ten (10%) percent and maturing on September 30, 1998. In addition in March, 1998 and May, 1998 Extech Corporation also loaned the Company $114,000 and $311,000 under the same terms and conditions. The note is secured by the pledge of the majority shareholders stock pursuant to terms of a pledge agreement. Prior to September 30, 1998 the maturity date of the notes was extended to December 31, 1998.


Note 6:  -     Notes Payable - Other

                    At December  31,  1997,  the Company has a $250,000  line of credit from Chase Manhattan Bank of which $195,195 was outstanding. Advances under the line bear interest at one and one half (1 1/2) percent above the prime rate. The loan is collateralized with a security interest in all personal property of the Company, including equipment, accounts receivable and intangibles, and is personally guaranteed by the shareholders of the Company.

                    At December  31,  1996,  the Company had a $150,000  line of credit from Fleet Bank, of which $169,173 was outstanding. During 1997 the bank required that $133,785 be repaid, leaving $35,388 outstanding as of December 31, 1997. Advances under the line bear interest at two (2%) percent above the prime rate.

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997





Note 7:  -     Minority Interest

                    The Company has expanded by opening new retail offices under the DCAP name, with the shareholders of the Company owning no less than fifty (50%) percent of the new business entity. The minority stockholders are required to provide an initial capital investment to be used for working capital, equipment, and store improvements. Typically, profit and loss will be shared proportionately.

                    The minority  interest in affiliated  companies  consists of the following:

                    Common stock                           $   14,217
                    Additional paid-in capital              1,719,901
                    Retained earnings (deficit)            (  552,746)
                                                           ----------

                      Total                                $1,181,372
                                                           ==========


Note 8:  -     Sale of Book of Business

                    During  1997,   the  Company  sold  the   potential   future
               commissions on renewal policies on all Progressive Insurance Company automobile policies sold prior to May 30, 1997 for approximately $535,000. Commissions will be received for policies sold after May 30, 1997, including future renewals.


Note 9:  -     Income Taxes

                    Seventeen (17) of the affiliates have elected Subchapter "S"
               Corporation status, whereby both Federal and State income taxes are paid at the shareholder level. In all instances, New York City corporation tax, if applicable, is paid at the corporate level. The provision for income taxes, which includes all non-Subchapter "S" Corporations, as well as the applicable City Corporation tax, consists of the following:


                    Current - Federal                    $11,439
                            - State and local             36,549
                    Tax benefit of net operating
                      loss carryforwards                 ( 4,000)
                                                         -------

                           Total                         $43,988
                                                         =======

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997





Note 9:  -     Income Taxes (Continued)

                    The Company and its affiliates have approximately $1,016,000 net operating loss carryforwards available at December 31, 1997 to reduce future taxable income. These carryforwards expire at various times and amounts through December 31, 2012.


Note 10:  -    Commitments and Contingencies

                    The Company and each of its affiliates lease office space in different locations. These leases are for various terms and expire at various dates. The future minimum lease payments under these rental leases as of December 31, 1997 are as follows:

                               1998                     $  724,045
                               1999                        624,494
                               2000                        526,465
                               2001                        465,433
                               2002                        386,824
                             2003-2007                     715,204
                             ---- ----                  ----------
                                                        $3,442,465
                                                        ==========

                    The Company and its affiliates  lease office equipment under various operating leases. The future minimum lease payments under these equipment leases are as follows:

                               1998                      $27,388
                               1999                       27,388
                               2000                       17,983
                               2001                        1,885


Note 11:  -    Subsequent Events

                    On May 8, 1998,  the principal  shareholders  of the Company signed an agreement to exchange all their common stock of the Company and its affiliated companies and a membership interest in a certain limited liability company for 3,300,000 shares of common stock of Extech Corporation, subject to a number of conditions. The parties intend that this transaction satisfy the provisions of Section 351 of the Internal Revenue Code. In addition, as described in Note 5, Extech Corporation has loaned the Company a total of seven hundred fifty thousand dollars ($750,000).

                    DEALERS CHOICE AUTOMOTIVE PLANNING, INC.
                            AND AFFILIATED COMPANIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997





Note 11:  -    Subsequent Events (Continued)

                    On  October  2,  1998,  Eagle  Insurance  Company  signed  a subscription agreement to acquire a certain number of common shares of Extech Corporation for one million dollars ($1,000,000). The closing of the transaction is subject to a number of conditions and is anticipated to close simultaneously with the above transaction.

                        PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition (the "DCAP Acquisition") by DCAP Group, Inc. (the "Company") of the shares of Dealers Choice Automotive Planning Inc. and affiliated companies (collectively, the "DCAP Companies") (the "DCAP Shares") accounted for as a purchase transaction and the issuance of Common Shares to Eagle Insurance Company (the "Eagle Issuance"). These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the DCAP Acquisition occurred as of an earlier date, nor are they necessarily indicative of the operating results and financial position which may occur in the future.

     A pro forma condensed consolidated balance sheet is provided as of December 31, 1998, giving effect to the DCAP Acquisition and Eagle Issuance as though they had been consummated on that date. A pro forma condensed consolidated statement of income is provided for the year ended December 31, 1998, giving effect to the DCAP Acquisition as though it had occurred on January 1, 1998.

     The pro forma financial statements are based on preliminary estimates of values and transaction costs and preliminary appraisals. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

     The pro forma condensed consolidated financial statements presented as of December 31, 1998 and for the year then ended are derived from the separate historical consolidated financial statements of the Company and combined financial statements of the DCAP Companies, and should be read in conjunction with the companies' separate financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 (with respect to the consolidated financial statements of the Company) or elsewhere herein (with respect to the combined financial statements of the DCAP Companies).


                                DCAP GROUP, INC.
                                        &
         DEALERS CHOICE AUTOMOTIVE PLANNING INC. & AFFILIATED COMPANIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1998

                                   (Unaudited)

                                                   Historical                                Pro Forma

                                      DCAP Group, Inc.     DCAP Companies        Adjustments           Consolidated
                                     ------------------- ------------------- -------------------    -------------------
ASSETS
Current Assets:
Cash and Cash Equivalents             $         353,431   $           7,246   $           9,500   (2)$       1,254,395
                                                                                        113,000   (3)
                                                                                       (225,000)  (4)
                                                                                        996,218   (6)
Accounts Receivable, Net                         77,116             283,209                                    360,325
Notes and Other Receivables                     846,362              20,638           (844,000)   (5)           23,000
Prepaid Expenses and other Current
Assets                                          142,593              50,503           (126,000)   (1)           67,096
                                     ------------------- ------------------- -------------------    -------------------
     Total Current Assets                     1,419,502             361,596            (76,282)              1,704,816

PROPERTY AND EQUIPMENT, NET                     102,608           1,324,401                                  1,427,009
LOAN RECEIVABLE - SHAREHOLDERS                                      379,583             225,000   (4)          604,583
DEPOSITS                                                             67,401                                     67,401
NOTES RECEIVABLE                                                     36,238                                     36,238
GOODWILL                                                                              3,392,510   (1)        3,392,510
OTHER                                            40,000                                                         40,000
                                     ------------------- ------------------- -------------------    -------------------
                                      $       1,562,110   $       2,169,219   $       3,541,228      $       7,272,557
                                     =================== =================== ===================    ===================

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current Liabilities:
Accounts Payable and Other Accrued
Expenses                              $         200,712   $       1,487,074          $ (62,000)   (5)$       1,625,786
Notes Payable                                                       952,000           (782,000)   (5)          170,000
Debentures Payable                              154,200                                                        154,200
Current Portion of Long-Term Debt                                   327,344                                    327,344
Deferred Revenue                                                    197,982                                    197,982
Income Taxes Payable, Current                                        42,684                                     42,684
                                     ------------------- ------------------- -------------------    -------------------
     Total Current Liabilities                  354,912           3,007,084           (844,000)              2,517,996
                                     ------------------- ------------------- -------------------    -------------------

MINORITY INTEREST                                   560             898,026                                    898,586
LONG-TERM DEBT                                                      634,169                                    634,169
DEFERRED REVENUE                                                     39,650                                     39,650
DUE TO SHAREHOLDERS                                                  31,800                                     31,800

Stockholders' Equity:
Common Stock, $.01 par value,
authorized 10,000,000 and 25,000,000
shares, respectively; issued and
outstanding 5,591,267 and 11,780,260
shares, respectively                             55,914                                  33,000   (1)          117,803
                                                                                          9,500   (2)
                                                                                          4,520   (3)
                                                                                         14,869   (6)

Common Stock                                                         33,233            (33,233)   (1)

Capital in Excess of Par                      5,264,950             666,112           (666,112)   (1)        7,374,779
                                                                                        792,000   (1)
                                                                                        228,000   (2)
                                                                                        108,480   (3)
                                                                                        981,349   (6)

Deficit                                     (4,114,226)         (3,045,283)           3,045,283   (1)      (4,114,226)
                                     ------------------- ------------------- -------------------    -------------------
                                              1,206,638         (2,345,938)           4,385,228              3,378,356
Stockholders' Notes Receivable                                                        (228,000)   (2)        (228,000)
Treasury Stock                                                     (95,572)              95,572   (1)
                                     ------------------- ------------------- -------------------    -------------------
                                              1,206,638         (2,441,510)           4,517,656              3,150,356
                                     ------------------- ------------------- -------------------    -------------------
                                      $       1,562,110   $       2,169,219   $       3,541,228      $       7,272,557
                                     =================== =================== ===================    ===================


                   See accompanying notes to pro forma condensed consolidated financial statements


                                DCAP GROUP, INC.

                                        &

         DEALERS CHOICE AUTOMOTIVE PLANNING INC. & AFFILIATED COMPANIES

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1998


1. To record the estimated purchase price of $951,000 (including aggregate estimated related acquisition costs of $126,000 which has been paid as of December 31, 1998) for the DCAP Acquisition and the elimination of the historical equity capitalization of the DCAP Companies in accordance with the purchase method of accounting. Of such estimated purchase price, $825,000 represents the issuance of 3,300,000 Common Shares of the Company to Messrs. Lang and Weinzimer (the "Former DCAP Shareholders") in exchange for the DCAP Shares. The value of the Company Common Shares of $.25 per share is based on independent appraisal.

     The preliminary allocation of the purchase price for the net assets of the DCAP Companies based upon the estimated fair values of such net assets is as follows:

     Estimated acquisition costs                                      $  951,000
     Historical negative book value of net assets at
           December 31, 1998                                           2,441,510
                                                                       ---------
     Acquisition goodwill                                             $3,392,510
                                                                      ==========

     On an ongoing basis, the Company will evaluate the carrying value of intangible assets versus the discounted cash benefit expected to be realized from the performance of the underlying operations and adjust for any impairment in value.

2. To record the issuance of 950,000 Common Shares of the Company to the Former DCAP Shareholders at a purchase price of $.25 per share in consideration of cash of $9,500 and notes aggregating $228,000. The notes will be payable in six equal annual installments of principal and interest commencing April 15, 2001 and will bear interest at the rate of 6% per annum.

3. To record the issuance of 452,000 Common Shares of the Company to certain stockholders of the Company at a purchase price of $.25 per share payable in cash.

4. Represents loans to the Former DCAP Shareholders in connection with the purchase of 950,000 Common Shares of the Company directly from an existing Company stockholder. The loans will be payable in six equal annual installments of principal and interest commencing April 15, 2001 and will bear interest at the rate of 6% per annum.

5.   Elimination of intercompany loans and related accrued interest.

6. To record the issuance of 1,486,893 Common Shares of the Company to Eagle at a purchase price of $.67 per share concurrently with the closing of the DCAP Acquisition.

                                DCAP GROUP, INC.
                                        &
         DEALERS CHOICE AUTOMOTIVE PLANNING INC. & AFFILIATED COMPANIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)

                                               Historical                            Pro Forma

                                     DCAP Group,           DCAP
                                         Inc.           Companies         Adjustments         Consolidated
                                  -----------------  ----------------  -----------------    ----------------

Revenues                           $      1,031,033  $      7,868,895  $         26,000  (4)$      8,863,928
                                                                                (62,000) (1)

Operating Expenses                        1,138,284         9,465,611           131,000  (2)      10,672,895
                                                                                (62,000) (1)
                                  -----------------  ----------------  -----------------     ---------------

Loss before Provision for Income
Taxes and Minority Interest                (107,251)       (1,596,716)         (105,000)          (1,808,967)
Provision for Income Taxes                    4,330           113,061                 0              117,391
                                  ------------------ ----------------- ------------------    ----------------
Loss before Minority Interest              (111,581)       (1,709,777)         (105,000)          (1,926,358)
Minority Interest in Net Loss of
Affiliates                                        0          (281,727)                0             (281,727)
                                  ------------------ ----------------- ------------------    ----------------
Net Loss                           $       (111,581)  $    (1,428,050)  $      (105,000)    $     (1,644,631)
                                  ================== ================= ==================    ================

Net Loss per Common Share:
Basic                              $          (0.02)                                      (3)$         (0.14)
                                  ==================                                         ================
Diluted                            $          (0.02)                                      (3)$         (0.14)
                                  ==================                                         ================
Weighted Average Number of Shares
Outstanding:
Basic                                     5,591,367                                      (3)      11,780,260
                                  ==================                                         ================
Diluted                                   5,591,367                                      (3)      11,780,260
                                  ==================                                         ================



 See accompanying notes to pro forma condensed consolidated financial statements

                                DCAP GROUP, INC.

                                        &

         DEALERS CHOICE AUTOMOTIVE PLANNING INC. & AFFILIATED COMPANIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1998


1.   Elimination of interest charged on intercompany balances.

2. Reflects amortization of goodwill based on the preliminary purchase accounting allocations related to intangible assets acquired in connection with the acquisition of the DCAP Companies by the Company. The goodwill is being amortized over a 25 year life.

3. Basic and Diluted pro forma loss per share is based on historical weighted average number of Common Shares and equivalents of the Company outstanding during the year ended December 31, 1998, adjusted for the exchange of DCAP Shares for Common Shares of the Company.

4.   To accrue interest on notes issued in connection with the DCAP Acquisition.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    DCAP GROUP, INC.


Dated:   July 1, 1999                               By:/s/ Kevin Lang
                                                       -----------------
                                                       Kevin Lang
                                                       President